                                  EXHIBIT 21.1

                     Subsidiaries of Surge Components, Inc.

         Name                                    Jurisdiction of Organization
         ----                                    ----------------------------

         Superus Holdings, Inc.                           Delaware

         SolaWorks, Inc.                                  Delaware

         MailEncrypt, Inc.                                Delaware

         Surge/Challenge, Inc.                            New York